Sheet1

Merrill Lynch Series Fund, Inc.
Series Number: 1
File Number: 811-3091
CIK Number: 319108
Money Reserve Portfolio
For the Period Ending: 6/30/2002

Pursuant to Exemptive Order Release No. IC-18748 dated June 12, 1992, the following schedule enumerates the transactions with Merrill Lynch Money Markets Incorporated, for the six months ended June 30, 2002.

Purchases (In Thousands)

Transaction	Face	Security		Due
Date	Amount	Description	Rate	Date

01/07/2002	$ 5,115	Old Line Funding Corp.	1.79%	02/01/2002
01/07/2002	5,462	Old Line Funding Corp.	1.79	02/15/2002
01/15/2002	8,534	Clipper Receivables Corp.	1.69	02/15/2002
01/28/2002	327	Windmill Funding Corp.	1.79	03/13/2002
02/01/2002	5,000	Old Line Funding Corp.	1.80	02/19/2002
02/07/2002	9,000	Old Line Funding Corp.	1.81	04/01/2002
02/19/2002	10,000	Apreco, Inc.	1.81	04/03/2002
02/19/2002	2,809	Falcon Asset Sec	1.80	03/18/2002
02/20/2002	2,120	Falcon Asset Sec	1.80	03/27/2002
02/26/2002	2,583	Enterprise Funding CP	1.78	03/11/2002
02/26/2002	5,161	International Lease Fin	1.80	04/04/2002
02/27/2002	10,000	Clipper Receivables Corp.	1.81	04/05/2002
03/01/2002	3,600	Tulip Funding Corp.	1.81	04/03/2002
03/18/2002	4,534	Three Rivers Funding	1.83	04/16/2002
03/19/2002	4,500	International Lease Fin	1.84	05/13/2002
03/20/2002	1,348	Kitty Hawk Funding Corp.	1.83	04/22/2002
04/02/2002	9,000	Falcon Asset Sec	1.83	05/07/2002
04/03/2002	9,800	Apreco, Inc.	1.84	05/13/2002
04/05/2002	6,482	Old Line Funding Corp.	1.84	06/03/2002
04/08/2002	4,075	Clipper Receivables Corp.	1.82	05/06/2002
04/10/2002	1,725	Clipper Receivables Corp.	1.82	05/06/2002
04/12/2002	3,999	Enterprise Funding CP	1.80	05/17/2002
04/23/2002	20,000	Santander Finance	1.87	08/23/2002
04/29/2002	16,294	Clipper Receivables Corp.	1.80	06/07/2002
05/06/2002	3,685	Amsterdam Funding Corp.	1.78	06/06/2002
05/06/2002	7,000	Clipper Receivables Corp.	1.78	06/06/2002
05/17/2002	10,000	Intrepid Funding MS TRS	1.82	08/05/2002
05/17/2002	5,012	Old Line Funding Corp.	1.83	07/19/2002
05/20/2002	364	Apreco, Inc.	1.81	06/17/2002
05/23/2002	5,346	Edison Asset Securitiz	1.94	10/17/2002
05/31/2002	222	UBS Finance Delaware Inc.	1.83	06/03/2002
06/03/2002	10,857	Apreco, Inc.	1.81	07/01/2002
06/06/2002	1,763	Clipper Receivables Corp.	1.79	08/01/2002
06/07/2002	16,633	Clipper Receivables Corp.	1.79	08/01/2002
06/11/2002	3,000	Svenska Handelsbanken	2.50	06/13/2003
06/14/2002	$ 9,172	Edison Asset Securitiz	1.83%	11/04/2002
06/19/2002	654	Amsterdam Funding Corp.	1.74	06/20/2002
06/20/2002	3,014	Edison Securitiz	1.80	09/16/2002
06/24/2002	1,810	Forrestal Funding MS TR	1.83	08/15/2002

Last Updated on 08/26/2002
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